UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 20, 2007

PMA CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Pennsylvania Insurance Department (the “Department”) approved, on April 20, 2007, the Registrant’s request for an extraordinary dividend in the amount of $37.5 million from its former reinsurance business, PMA Capital Insurance Company, which was placed in run-off in November 2003.

Under the terms of the dividend approval, the Registrant may use the proceeds from the extraordinary dividend to acquire service franchises or insurance operations that integrate with the business of The PMA Insurance Group or PMA Management Corp. The Registrant may also use up to $15 million of the dividend to repurchase its common stock; however, the Registrant may not use any portion of the dividend to pay shareholder dividends.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1     PMA Capital Corporation News Release, dated April 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation (Registrant)

April 26, 2007	By: /s/ William E. Hitselberger
Name: William E. Hitselberger
Title: Executive Vice President and Chief Financial Officer